SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2026

FreeCast, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-43122	45-2787251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 TPC Drive, Suite 200, Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 374-1607

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	CAST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Registration Statement on Form S-1, Amendment 9 filed on December 9, 2025, FreeCast, Inc., a Florida corporation (the “Company,” “we” or “our”) disclosed that on November 21, 2025, the Company entered into a revolving convertible promissory note with Nextelligence, Inc.(“Nextelligence”) in the principal amount of not more than $5 million (the “Note”). Nextelligence is controlled by William A. Mobley, Jr., our Chief Executive Officer, Chairman of our board of directors and holder of the majority voting power of the Company.

The initial principal amount of the Note on November 21, 2025, the date we entered into the Note, was $1,315,552. As of January 19, 2026, the outstanding principal was $2,725,552. We borrowed an additional aggregate amount of $1,698,500 in nine separate draws under the Note from January 23, 2026 through March 4, 2026. As of March 5, 2026, the aggregate outstanding principal balance of all loans under the Note is $4,424,052.

In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest (“Debt”) is convertible into shares of our Class A common stock (“Shares”) at a conversion price of $8.00 per Share.

All loans made under the Note accrue interest at a fixed rate per annum equal to 12.0%. The outstanding principal and accrued and unpaid interest under the Note are due and payable no later than June 30, 2026. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must provide Nextelligence five days prior written notice of our intention to make such prepayment.

If we: (i) fail to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Nextelligence when due in accordance with the Note; or (ii) become subject to certain bankruptcy or insolvency events, at the option of Nextelligence, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to 18.0%.

In case of a stock split, a stock combination, or a reverse stock split of the Shares, the number of Shares into which any Debt may be converted and the conversion price shall be proportionately adjusted.

The full text of the Note is attached as Exhibit 4.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated November 21, 2025 made by FreeCast, Inc. (incorporated by reference to Exhibit 4.15 to FreeCast, Inc. Registration Statement on Form S-1, Amendment 9 filed on December 9, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2026	FreeCast, Inc.

	By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chief Executive Officer

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